Giftify, Inc.

INCORPORATED UNDER THE LAWS OF THE SATE OF DELAWARE

GIFTIFY, INC

SEAL

DELAWARE

CERT.9999

CERT.9999

CERTIFICATE NUMBER

* 9,000,000,000 *

SHARES

PAR VALUE $0.001
COMMON STOCK

CUSIP NO. 999999ZZ9

THIS CERTIFIES THAT

** SPECIMEN **

IS THE OWNER OF

* NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.001 EACH OF

GIFTIFY, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Ketan Thakker

KETAN THAKKER
CEO

DATED: 01/01/2009

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Steve Handy

STEVE HANDY
CFO

17755 NORTH US HIGHWAY 19, SUITE # 140, CLEARWATER, FL 33764
303.662.1112

999999 *TEST ISSUE REF 1999 5.4375% 12/31/5*